Exhibit 99.1

Optium Corporation 200 Precision Road Horsham, PA 19044 267-803-3800 www.optium.com

News Release

Contact:

Veronica Rosa

Investor & Media Relations

267-803-3801

vrosa@optium.com

Optium Corporation Announces First Quarter Results

Record Revenues on Strong 10Gb/s Rebound and New Growth Platforms

Horsham, PA, December 6, 2007 (Prime Newswire) - Optium Corporation (NASDAQ: OPTM), a leading supplier of high-performance optical subsystems, today reported financial results for the first quarter of fiscal year 2008 ended November 3, 2007.

Revenues for the first quarter of fiscal 2008 hit a company high of $36.1 million, increasing 20.4% from $30.0 million for the same period in the prior year. Compared to the prior quarter, revenues increased 34.9% from $26.8 million, reflecting record sales of 10Gb/s products as well as continued momentum in Optium’s new 40Gb/s and ROADM product lines.

“We are pleased with our record revenue performance in the first quarter,” stated Eitan Gertel, Chairman and CEO of Optium Corporation, “including our ability to successfully respond to a rebound in demand for shipments of higher-end 10Gb/s products in the quarter. The flexibility of Optium’s manufacturing model allowed us to achieve these results, even as our focus in the quarter was directed toward capacity expansion goals and the integration of a number of new customers and products we’ll be introducing over the course of fiscal 2008.”

Net loss in the first quarter of fiscal 2008 was $(1.1) million, or $(0.04) per share, in accordance with U.S. generally accepted accounting principles (GAAP). Net income for the same period in the prior year was $2.8 million or $0.13 per diluted share. For the prior quarter, GAAP net income was $1.2 million or $0.05 per diluted share.

Non-GAAP Results

In evaluating the operating performance of its business, management utilizes non-GAAP financial measures that exclude certain charges and credits required by GAAP that are considered by management to be outside Optium’s core operating results. In addition to charges and credits excluded in past periods, beginning with the currently reported first quarter of fiscal 2008, Optium’s non-GAAP results also exclude litigation expenses incurred in connection with the defense of patent infringement lawsuits and non-cash tax expenses (see Appendix A and the non-GAAP reconciliation table below for more information). With respect to prior period patent litigation expenses, non-GAAP results contained in this press release and on Optium’s website have been adjusted to reflect this change in calculation.

Non-GAAP net income for the first quarter of fiscal 2008 was $2.1 million, or $0.08 per diluted share. Non-GAAP net income for the same period in the prior year was $3.2 million, or $0.16 per diluted share. In the prior quarter, non-GAAP net loss was $(359,000), or $(0.01) per diluted share.

“We executed to our long-term growth plan in the quarter,” stated Gertel. “For fiscal 2008, our priorities involve strategies that expand our market reach in both the telecommunications and cable TV markets, bring our new technologies to market faster and build relationships with new customers around the world. During the first quarter, we made solid progress in each of these areas. For example:

•                  We made important advancements with the development of our 10Gb/s 300 pin small form factor tunable transceiver and have initiated shipments in the second quarter.

•                  In our analog & cable TV business, while we encountered some demand slowness compared to the prior quarter, we expect revenue in this area to grow in the second quarter. In addition, in the first quarter we successfully qualified new cable TV transmission technology that we believe will continue to expand our addressable market in this area.

•                  In our new 40Gb/s product line, demand continued to build at a solid pace as we ramped capacity, with revenues in the first quarter four times greater than last quarter. In addition, we have been gearing up for production shipments of what we believe will be the industry’s first 40Gb/s DPSK transceiver in a 300 pin module.

•                  Our ROADM product line continued to perform to our aggressive growth expectations in the quarter, and we continued to ramp capacity to meet demand from existing customers, as well as new customers in Asia and Europe.

“The momentum we are experiencing for these growth platforms gives us added confidence that we are well on track for meeting our growth objectives for fiscal 2008,” stated Gertel. “We look forward to continued execution and strong performance throughout the fiscal year. Our record revenues and improved non-GAAP profitability reflect the benefits of a balanced strategy to position Optium for long-term growth,” concluded Gertel.

Outlook

For the second quarter ended February 2, 2008, Optium expects revenues to be in the range of $38 to $39 million.

Conference Call Information

The Company will host a conference call to discuss its financial performance and further information regarding its projected results for fiscal 2008 following this release on Thursday, December 6, 2007 at 4:30 p.m. eastern. The dial-in number is (888) 737-3705. A webcast of the call, both live and archived, will also be available through the investor relations section of Optium’s website at http://ir.optium.com. A replay of the call will be available this evening through midnight on December 13, 2007 and can be accessed by dialing (719) 457-0820 or (888) 203-1112, access code 2523684.

Optium is a leading designer and manufacturer of high-performance optical subsystems supporting core to the edge applications for use in telecommunications and cable TV network systems. Optium’s broad suite of optical transport solutions feature fixed and wavelength agile 10Gb/s and 40Gb/s transceivers and subsystems, 10Gb/s pluggable transceivers, cable TV trunking and distribution subsystems and Optium’s next generation WSS ROADM product line. Quoted on the NASDAQ Global Market under the symbol “OPTM,” Optium is headquartered in Horsham, Pennsylvania and has offices in Sydney, Australia and Nes Ziona, Israel. For more information, visit http://www.optium.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, business outlook of Optium Corporation (the “Company”). These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  risks associated with our revenue and other financial forecasts, which may differ materially from our actual results; risks associated with the Company’s dependence on a limited number of customers for a significant percentage of its revenues; risks associated with demand patterns for specific products, including higher-end 10Gb/s products and cable TV products; risks associated with the Company’s ability to sell a sufficient number of ROADMs to realize the operational benefits expected from the Company’s acquisition of LCoS IP assets; risks associated with integrating a newly-acquired business; risks associated with changes in the demand for the Company’s products and/or aggressive competition, which may force the Company to reduce prices; risks associated with the development and acceptance of new products and product features; risks associated with dependence on a limited number of component suppliers and/or increased demand for components, which could lead to shortages that could disrupt or delay company shipments; risks associated with making significant investments in the expansion of the business and with increased expenditures ahead of anticipated revenues; risks associated with the Company’s products being dependent upon the ability to anticipate and quickly respond to evolving technologies and customer requirements; risk associated with our foreign operations, including foreign currency exchange risks; risks associated with becoming subject to defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company’s intellectual property rights; risks associated with the Company’s ability to retain existing personnel and recruit and retain qualified personnel; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Optium Corporation undertakes no obligation to update or revise its forward looking statements contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Optium Corporation, see the disclosure contained in Optium Corporation’s public filings with the Securities and Exchange Commission, including the risk factors included in Optium Corporation’s Quarterly Report on Form 10-K, filed October 24, 2007. All filings are available through the SEC’s website at www.sec.gov or from Optium Corporation’s web site at www.optium.com.

Optium First Quarter Fiscal Year 2008 Results:

Consolidated Statement of Operations, GAAP Basis (in thousands, except per share amounts):

	Three months ended
	November 3, 2007	July 28, 2007	October 28, 2006
	(unaudited)	(unaudited)	(unaudited)
Revenues	$36,120	$26,782	$30,010
Cost of revenues	26,451	20,492	21,305
Gross profit	9,669	6,290	8,705

Operating expenses:
Research and product development	5,037	4,862	2,996
Acquired in-process research and Development	—	10,000	—
Selling, general and administrative	6,351	4,309	2,827
Total operating expenses	11,388	19,171	5,823
Income (loss) from operations	(1,719)	(12,881)	2,882
Interest and other income (expense), net	706	1,096	56
Income (loss) before income tax	(1,013)	(11,785)	2,938
Income tax (benefit) provision	66	(13,000)	179
Net income (loss)	$(1,079)	$1,215	$2,759

Net income (loss) per share:
Basic	$(0.04)	$0.05	$0.96
Diluted	$(0.04)	$0.05	$0.13

Weighted average shares outstanding:
Basic	25,434	25,395	2,864
Diluted	25,434	26,119	20,630

Use of Non-GAAP Financial Measures

In evaluating the operating performance of its business, Optium’s management utilizes non-GAAP financial measures that exclude certain charges and credits that are required by GAAP. These items, which are identified in the table below, share one or more of the following characteristics: they are unusual and Optium does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; or they are unrelated to the ongoing operation of the business in the ordinary course. The Company believes these non-GAAP financial measures are useful indications of the Company’s baseline operating performance before gains, losses or other charges that are considered by management to be outside of the Company’s core operating results. A reconciliation of each of the non-GAAP financial measures to the nearest GAAP financial measure is set forth in the table below.

Reconciliation of GAAP and Non-GAAP Financial Measures (in thousands, except per share data)

	Three months ended
	November 3, 2007	July 28, 2007	October 28, 2006
	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP to non-GAAP gross profit:
GAAP gross profit	$9,669	$6,290	$8,705
GAAP gross profit margin	26.8%	23.5%	29.0%
Non-GAAP adjustments to gross profit:
Cost of revenues:
Stock-based compensation	60	33	1
Total non-GAAP adjustments to gross profit	60	33	1
Non-GAAP gross profit	$9,729	$6,323	$8,706
Non-GAAP gross profit margin	26.9%	23.6%	29.0%

Reconciliation of GAAP to non-GAAP net income (loss) and non- GAAP net income (loss) per share:
GAAP net income (loss)	$(1,079)	$1,215	$2,759
Cost of revenues:
Stock-based compensation	60	33	1
Operating expenses:
Research and product development
Stock-based compensation	362	164	2
Acquired in-process research and development	—	10,000	—
Selling, general and administrative
Amortization of purchased intangibles	101	17	—
Duplicate facility costs during facility move	—	—	223
Patent litigation expenses	1,999	834	54
Stock-based compensation	644	459	189
Deferred tax adjustment	35	(13,005)	—
Income tax (benefit) provision on non-GAAP adjustments	(70)	(76)	(21)
Non-GAAP net income (loss)	$2,052	$(359)	$3,207

GAAP net income (loss) per share:
Basic	$(0.04)	$0.05	$0.96
Diluted	$(0.04)	$0.05	$0.13

Shares used in computing GAAP net income (loss) per share:
Basic	25,434	25,395	2,864
Diluted	25,434	26,119	20,630

Non-GAAP net income (loss) per share:
Basic	$0.08	$(0.01)	$1.12
Diluted	$0.08	$(0.01)	$0.16

Shares used in computing non-GAAP net income (loss) per share:
Basic	25,434	25,395	2,864
Diluted	26,347	26,119	20,630

Please see Appendix A for additional information about this table.

Condensed Consolidated Balance Sheets

(in thousands)

	November 3, 2007	July 28, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,790	$25,359
Short-term investments	21,780	36,018
Accounts receivable, net	28,700	21,853
Inventories, net	21,159	20,684
Restricted cash	68	68
Deferred tax asset, current portion	5,488	4,976
Prepaid expenses and other current assets	1,320	1,039
Total current assets	108,305	109,997

Property and equipment, net	10,969	9,124
Goodwill	38,614	37,923
Deferred tax asset, non-current portion	8,475	8,881
Intangible assets, net	1,908	2,006
Other assets	266	170
Total assets	$168,537	$168,101

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$19,532	$20,222
Accrued expenses	4,554	4,389
Accrued warranty	324	359
Current portion of debt	42	46
Total current liabilities	24,452	25,016
Long-term debt, net of current portion	10	17
Other long-term liabilities	318	189
Total liabilities	24,780	25,222

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital-common stock	192,222	191,118
Deferred compensation	(799)	(924)
Treasury stock	(2,762)	(2,762)
Accumulated deficit	(47,570)	(46,395)
Accumulated other comprehensive income	2,663	1,839
Total stockholders’ equity	143,757	142,879

Total liabilities and stockholders’ equity	$168,537	$168,101

Consolidated Statements of Cash Flows

(in thousands)

	Three months	Three months
	November 3, 2007	October 28, 2006
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(1,079)	$2,759
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	911	626
Stock-based compensation	973	192
Change in deferred taxes (benefit)	(58)	—
Provision for doubtful accounts	10	30
Changes in operating assets and liabilities:
Accounts receivable	(6,969)	738
Inventories	9	(4,677)
Prepaid expenses and other current assets	(198)	11
Other assets	(53)	(610)
Accounts payable	(760)	2,623
Accrued expenses	188	838
Other current liabilities	—	(2,482)
Warranty liabilities	(36)	118
Other long term liabilities	(31)	45
Net cash (used in) provided by operating activities	$(7,093)	$211
Cash flows from investing activities:
Purchase of property and equipment	(2,285)	(930)
Purchases of marketable securities	(13,537)	—
Maturities and sales of marketable securities	27,775	—
Net cash provided by (used in) investing activities	$11,953	$(930)
Cash flows from financing activities:
Payments of line of credit	(10)	(77)
Deferred financing costs	—	(1,101)
Proceeds from exercise of employee stock options	6	36
Net cash provided by (used in) financing activities	$(4)	$(1,142)

Effect of exchange rate changes on cash and cash equivalent	(425)	(3)

Net increase in cash and cash equivalents	4,431	(1,864)
Cash and cash equivalents, beginning of period	25,359	10,377
Cash and cash equivalents, end of period	$29,790	$8,513

Appendix A

In calculating the non-GAAP financial measures contained elsewhere in this release, the Company adjusted its GAAP results to exclude certain charges and credits that are required by GAAP as follows:

•                  Stock-based compensation expense – The Company incurs stock-based compensation expense with respect to equity incentive awards made to employees, directors and other service providers.

•                  Acquired in-process research and development expense - The Company has incurred acquired in-process research and development expense as a result of its acquisition of Kailight Photonics, Inc. in May 2007.

•                  Amortization of purchased intangibles - The Company purchased intangible technology assets from Microdisplay Corporation in July 2007 and is required to amortize the purchase price of these purchased intangibles over a five year useful life.

•                  Duplicate facility costs during facility move - The Company has incurred duplicate facility costs during facility move as a result of the execution of a lease for its current U.S. operating facility and the early termination of the lease for its prior U.S. operating facility. The Company completed this facility relocation during the third quarter of fiscal 2007.

•                  Patent litigation expenses - Since the first quarter of fiscal 2007, the Company has incurred expenses in connection with the defense of patent infringement lawsuits brought against Optium with respect to certain of Optium’s cable TV products.

•                  Deferred tax adjustment - The Company recognized a tax benefit in July 2007 as the result of removal of valuation allowances associated with NOLs and other credits in the United States and, as a result, will incur non-cash tax expense in certain future taxable periods.

In addition, in calculating non-GAAP net loss per diluted share for the fourth quarter of fiscal 2007, the Company utilized a number of shares outstanding equal to the number of diluted shares outstanding calculated in accordance with GAAP. Utilizing diluted shares outstanding is not in accordance with GAAP since there was a loss as calculated in the period. Under GAAP, when there is a loss for the period, diluted shares outstanding are equal to the number of basic shares outstanding. In the non-GAAP reconciliation tables contained elsewhere in this press release, the non-GAAP diluted share count is the same as the share count as if there was a non-GAAP profit for the period because the Company believes that such a presentation is more useful to investors when comparing GAAP and non-GAAP results for the period.

While non-GAAP financial measures are not calculated in accordance with GAAP or alternatives for measures calculated in accordance with GAAP, the Company believes that providing this information to investors, in addition to GAAP measures, allows investors to better evaluate its current core operating performance relative to prior periods and its financial results in comparison to its competitors. However, non-GAAP financial measures:

•                  are not measures of financial performance calculated in accordance with GAAP;

•                  do not represent financial measures as defined by GAAP; and,

•                  should not be considered as an alternative to financial measures prepared in conformity with GAAP.

Further, the Company’s non-GAAP financial measures as calculated may not be necessarily comparable to similarly titled measures reported by other companies.

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